Harold Y. Spector
(888) 584-5577               Certified Public Accountant    80 SOUTH LAKE AVENUE
FAX (626) 584-6447                                               SUITE  723
hspectorcpa@earthlink.net                            PASADENA, CALIFORNIA  91101
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                  April 30, 2000


                  To Whom it may Concern:

                  RE:      QUADRATECH, INC. AND SUBSIDIARIES

                  I was retained by subject firm as their Certified Public Accountant during the fiscal years 1997, 1998 and through September 30, 1999.

                  During the periods above, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to my satisfaction, would have caused me to make reference in connection with the reports to the subject matter of the disagreements.

                  The termination was mutual.



                  /s/ Harold Y. Spector
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                  Harold Y. Spector, CPA